UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/03/2006

Radiant Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22065

Georgia	11-2749765
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3925 Brookside Parkway
Alpharetta, Georgia 30022
(Address of principal executive offices, including zip code)

(770) 576-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On January 3, 2006, Radiant Systems, Inc. ("Radiant") closed the acquisition of substantially all of the assets of Synchronics, Inc, ("Synchronics"), a provider of business management and point-of-sale software for the retail market, pursuant to an agreement entered into between Radiant, Synchronics and Jeff Goldstein on December 12, 2005. Under the terms of the agreement, the consideration paid by Radiant to Synchronics and Mr. Goldstein consisted of an aggregate of approximately $19.5 million in cash (subject to a post-closing adjustment), 592,347 shares of restricted common stock of Radiant and the assumption of certain Synchronics' accounts payable, contractual obligations and other liabilities.

Item 3.02.    Unregistered Sales of Equity Securities

As partial consideration for Radiant's acquisition of substantially all of the assets of Synchronics disclosed in Item 2.01 above, on January 3, 2006 Radiant issued 592,347 shares of common stock to the sole Shareholder of Synchronics. Radiant also issued 12,788 shares of its common stock to an individual in consideration of the benefits of certain restrictive covenants. The shares issued by Radiant were issued under a claim of exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act and pursuant to Rule 506 of Regulation D. The shares were acquired by the recipients for investment purposes and not with a view toward the resale or distribution thereof. The sales were made without any general solicitation or advertising, and the Company complied with the requirements of Regulation D relating to the restrictions on the transferability of the shares issued.

Item 7.01.    Regulation FD Disclosure

On January 3, 2006, Radiant Systems, Inc. issued a press release announcing Radiant's acquisition of substantially all of the assets of Synchronics disclosed in Item 2.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

2.1        Asset Purchase Agreement, dated as of December 12, 2005, by and among Radiant Systems, Inc., Synchronics, Inc. and Jeff Goldstein.

        99.1        Press Release dated January 3, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: January 09, 2006	By:	/s/ Mark E. Haidet
Mark E. Haidet
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 3, 2006.
EX-2.1	Asset Purchase Agreement, dated as of December 12, 2005, by and among Radiant Systems, Inc., Synchronics, Inc. and Jeff Goldstein.